Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-116127) pertaining to the 2000 Stock Option Plan and the Amended and Restated 2004 Equity Incentive Plan of Corcept Therapeutics Incorporated,

(2)	Registration Statements (Form S-8, 333-150199, 333-158406, 333-164531, 333-172841 and 333-180073) pertaining to the Amended and Restated 2004 Equity Incentive Plan of Corcept Therapeutics Incorporated,

(3)	Registration Statement (Form S-8 No. 333-183284, 333-187316) pertaining to the 2012 Incentive Award Plan for Corcept Therapeutics Incorporated, and

(4)	Registration Statements (Form S-3 Nos. 333-174073, 333-150204, 333-163140, 333-167211, 333-141881, 333-150259, and 333-181672) of Corcept Therapeutics Incorporated and in the related Prospectuses;

of our reports dated March 14, 2014, with respect to the financial statements of Corcept Therapeutics Incorporated and the effectiveness of internal control over financial reporting of Corcept Therapeutics Incorporated included in this Annual Report (Form 10-K) of Corcept Therapeutics Incorporated for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Redwood City, California

March 14, 2014